UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 18, 2008
(Date of earliest event reported)
Corning Natural Gas Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning New York (Address of principal executive offices)	14830 (Zip Code)
(607) 936-3755
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On September 18, 2008, Community Bank, N.A. (“Community Bank”) agreed to increase the amount of its existing line of credit to Corning Natural Gas Corporation (the “Company”) to $8.0 million from $7.0 million. The line of credit will expire on February 28, 2009, unless extended. The Company and Community Bank also agreed to execute a revised line of credit agreement which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ended September 30, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this current report is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 8.01	Other Events.
According to the terms of the Company’s credit agreement with Manufacturers and Traders Trust Company (“M&T”), the Company’s existing short-term credit facility in the amount of $6.0 million will convert to a five year long-term loan and a five year fixed interest rate based on M&T’s Cost of Funds Rate plus 1.8% upon the approval of the New York Public Service Commission (“NYPSC”). On September 18, 2008, the NYPSC approved this conversion. The Company is working to execute this form change.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation
/s/ Firouzeh Sarhangi
Dated: September 24, 2008	By Firouzeh Sarhangi,
Chief Financial Officer

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